As filed with the Securities and Exchange Commission on December 20, 2011

Registration No. 333-168843

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FAIRFAX FINANCIAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

95 Wellington Street West

Suite 800

Toronto, Ontario

Canada M5J 2N7

(Address of Principal Executive Offices, including zip code)

ZENITH 401(k) PLAN

(Full title of the plan)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 894-8700

(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF COMMON STOCK

Fairfax Financial Holdings Limited (the “Registrant”) is hereby filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on August 13, 2010 (File No. 333-168843) (the “Registration Statement”) to deregister certain shares of the Registrant’s common stock that were registered with respect to the Zenith 401(k) Plan (formerly known as the Zenith National Insurance Corp. 401(k) Plan) (the “Plan”).

The Registration Statement registered a total of 40,000 shares issuable pursuant to the Plan.

The Registration Statement is hereby amended to deregister the remaining unissued shares under the Plan.

PART II

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on December 20, 2011.

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:	/s/ Eric P. Salsberg
Name: Eric P. Salsberg Title: Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by or on behalf of the following persons in the following capacities and on December 20, 2011:

Signature	Title

* V. Prem Watsa	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

* John Varnell	Vice President and Chief Financial Officer (Principal Financial Officer)

* David Bonham	Vice President, Financial Reporting (Principal Accounting Officer)

* Robert J. Gunn	Director

* Anthony F. Griffiths	Director

Brandon W. Sweitzer	Director

* Alan D. Horn	Director

* Timothy R. Price	Director

*By: /s/ Eric P. Salsberg Eric P. Salsberg, Attorney-in-Fact

PLAN ADMINISTRATOR

Pursuant to the requirements of the Securities Act, the Zenith 401(k) Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this 20th day of December, 2011.

ZENITH 401(K) PLAN

By	/s/ Michael E. Jansen
	Name:	Michael E. Jansen
	Title:	Member of 401(k) Plan Administrative Committee

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, the Authorized Representative has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in its capacity as the duly authorized representative of Fairfax Financial Holdings Limited in the United States, in the Province of Ontario, Canada, on December 20, 2011.

FAIRFAX (US) INC.

By	/s/ Eric P. Salsberg
	Name:	Eric P. Salsberg
	Title:	Vice President